Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports Third Quarter Fiscal 2023 Financial Results and Provides Business Update

•	Completed enrollment in Phase 2 Clinical Trial; data readout expected during calendar 3Q 2023

•	120% quarter-over-quarter revenue growth in the commercial BayMedica subsidiary

•	Published a peer-reviewed study showing the anti-inflammatory potential of rare cannabinoids

Vancouver, BC – May 15, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, today announced financial results for the third quarter of the fiscal year 2023 (“FY 3Q23”) which ended March 31, 2023.

The Company’s full financial statements and related MD&A for the third quarter ended March 31, 2023, are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

“The third quarter of fiscal year 2023 was an important period for InMed, as we achieved several key milestones across our different business segments, including completing enrollment in our Phase 2 clinical trial for epidermolysis bullosa, marking the first time cannabinol (“CBN”) has completed a Phase 2 clinical trial. We look forward to the data read out during 3Q and will then be in a better position to evaluate our strategic opportunities for the program.” said Eric A. Adams, President and CEO of InMed. “We are increasingly excited about the data we are seeing in our preclinical ocular and neurodegenerative disease programs where we are researching proprietary cannabinoid analogs in the treatment of various indications.”

“We also hit another significant milestone in our commercial BayMedica subsidiary, surpassing $1M in quarterly revenues for the first time from the sales of rare cannabinoids to the Health and Wellness (“H&W”) sector, representing a 120% increase over 2Q sales.” Adams continued, “In the last few months we have seen a noticeable increase in awareness, understanding and adoption of rare cannabinoids in the H&W sector, evidenced by leading companies expanding their product lines to include new formats and formulations using rare cannabinoids such as the non-psychoactive ingredient cannabichromene (“CBC”). We are encouraged by two consecutive periods of significant quarter over quarter revenue growth. We will continue to support growth in a fiscally prudent manner in this relatively nascent market, where product demand can be unpredictable. The combination of a pharmaceutical drug development pipeline, together with a revenue generating commercial operation that will be contributing to extending our cash runway makes InMed a unique company within the rare cannabinoid space.”

Business update

Pharmaceutical Development Programs

INM-755 – Phase 2 Clinical Trial in EB

In March 2023, the Company concluded enrollment of 19 patients in its Phase 2 clinical trial, with the last patient completing treatment in April, using the investigational drug INM-755 CBN cream for the treatment of symptoms in persons with epidermolysis bullosa (“EB”), a rare genetic skin disease. The study used a within-patient, double-blind design in which matched index areas were randomized to INM-755 (cannabinol) cream or vehicle cream as a control. Selected matched index areas may have been wounds or non-wound areas. In this study, designed to measure safety and obtain preliminary evidence of efficacy, there is no single primary efficacy endpoint. Net benefit from INM-755 cream will be evaluated within each patient and based on their clinical needs at baseline. Based on their presenting symptoms, the majority of the enrolled and treated patients in the 755-201-EB study were treated for non-wound itch.

INM-088 – Glaucoma Program

The Company continues to conduct IND-enabling preclinical testing for the development of a CBN-based eye drop formulation in glaucoma and has planned GLP toxicology studies in Q4 2023.

As part of the Company’s proprietary cannabinoid analog program, InMed continues to screen a library of new compounds across a spectrum of therapeutic applications, including other ocular indications such as Age-related Macular Degeneration (“AMD”) and other similar ‘back-of-the-eye’ diseases.

INM-900 – Neurodegenerative Diseases Program

Two cannabinoid analogs are being assessed in in vivo models of neurodegenerative diseases and the Company expects these studies to be completed and a candidate selected for further development in calendar 2Q 2023. Our research demonstrated the neuroprotective effects of specific cannabinoid analogs and their potential to improve neuronal function in in vitro testing.

InMed recently filed a patent application covering a range of cannabinoids demonstrating neuroprotection and enhanced neuronal function for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others.

Publications

In March 2023, the Company announced the publication of a peer-reviewed scientific study entitled “Rare phytocannabinoids exert anti-inflammatory effects on human keratinocytes via the endocannabinoid system and MAPK signaling pathway” in the International Journal of Molecular Sciences. The study, conducted in collaboration with Dr. Mauro Maccarrone at the Università degli Studi dell’Aquila, Italy, investigates the dermatological anti-inflammatory effects of certain rare cannabinoids. It is the second Company-sponsored study to demonstrate the anti-inflammatory effects of rare cannabinoids and their potential for the treatment of skin conditions such as atopic dermatitis, psoriasis, pruritus, and acne.

BayMedica Commercial Business

InMed’s BayMedica rare cannabinoids business, which serves the H&W sector, delivered its strongest revenue quarter since acquisition in late 2021. As a result of slower than anticipated product demand throughout 2022, in 2023, management took a conservative approach towards investment in inventory and new products while the sales and marketing function sought to develop commercial opportunities.

This approach has proven beneficial as, thus far in 2023, the H&W sector has experienced a significant increase in demand for rare cannabinoids, particularly CBC, where BayMedica has been well-positioned to be a key supplier to distributors and manufacturers. During the nine months ended March 31, 2023, revenues totaled more than $1.8 million, as sales surpassed $1 million in the third quarter alone, compared to $0.6 million for the nine months ended March 31, 2022.

While the medium- and long-term outlooks remain uncertain, sales and marketing efforts remain focused on products that have stable pricing, lower manufacturing costs, and where BayMedica holds a strong competitive position.

Financial and Operational Highlights:

For the nine months ended March 31, 2023, the Company recorded a net loss of $7.6 million, or $3.53 per share, compared with a net loss of $10.7 million, or $20.13 per share, for the nine months ended March 31, 2022.

Research and development and patents expenses decreased by $2.7 million for the nine months ended March 31, 2023 compared to the same period in 2022. The decrease was due to a combination of lower personnel expenses and high start-up costs associated with the multicenter Phase 2 clinical trial in our INM-755 program during fiscal 2022.

The Company incurred general and administrative expenses of $4.4 million for the nine months ended March 31, 2023 compared with $5.1 million for the nine months ended March 31, 2022. The decrease results primarily from a combination of changes including lower personnel expenses, insurance fees, investor relation expenses, accounting fees, legal fees and were offset by the inclusion of BayMedica operating results following its acquisition on October 13, 2021.

At March 31, 2023, the Company’s cash, cash equivalents and short-term investments were $9.6 million, which compares to $6.2 million at June 30, 2022. The increase in cash, cash equivalents and short-term investments during the nine months ended March 31, 2023, was primarily the result of both the September 13, 2022 and November 21, 2022 private placements partially offset by cash outflows from operating activities. With ongoing revenue from the BayMedica operations and depending on how we prioritize investment into our various development activities, InMed has a projected cash runway to the middle of fiscal 3Q 2024.

At March 31, 2023, the Company’s total issued and outstanding shares were 3,328,191. During the three and nine months ending March 31, 2023, the weighted average number of common shares was 3,328,191 and 2,156,283, which is used for the calculation of loss per share for the respective interim periods.

For the nine months ending March 31, 2023, InMed’s BayMedica subsidiary delivered $1.8 million in rare cannabinoid ingredient sales to distributors and manufacturers in the H&W sector, compared to $0.6 million in 2022, reflecting expanded marketing efforts and increased market demand. Gross profit margin was adversely affected by downward pricing pressure on certain products in the portfolio and a write-down of selected inventories to net realizable value of $0.6 million in the first quarter of 2023. We expect our overall gross profit and gross profit margins will improve over the coming quarters as sales and marketing efforts are focused on products with more stable pricing and lower manufacturing costs.

Table 1: Condensed Consolidated Interim Balance Sheets:

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

As of March 31, 2023 (unaudited) and June 30, 2022

Expressed in U.S. Dollars

	March 31,	June 30,
	2023	2022
	$	$
ASSETS
Current
Cash and cash equivalents	9,604,057	6,176,866
Short-term investments	43,055	44,804
Accounts receivable, net	170,299	88,027
Inventories	1,329,931	2,490,854
Prepaids and other current assets	695,203	797,225
Total current assets	11,842,545	9,597,776

Non-Current
Property, equipment and ROU assets, net	753,241	904,252
Intangible assets, net	1,986,826	2,108,915
Other assets	147,489	176,637
Total Assets	14,730,101	12,787,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,829,924	2,415,265
Current portion of lease obligations	423,574	404,276
Deferred rent	16,171	-
Acquisition consideration payable	-	500,000
Total current liabilities	2,269,669	3,319,541

Non-current
Lease obligations, net of current portion	72,794	389,498
Total Liabilities	2,342,463	3,709,039
Commitments and Contingencies (Note 14)

Shareholders’ Equity

Common shares, no par value, unlimited authorized shares: 3,328,191 (June 30, 2022 - 650,667) issued and outstanding	77,620,252	70,718,461
Additional paid-in capital	35,700,635	31,684,098
Accumulated deficit	(101,061,818)	(93,452,587)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	12,387,638	9,078,541
Total Liabilities and Shareholders’ Equity	14,730,101	12,787,580
Related Party Transactions (Note 16)

Table 2: Condensed Consolidated Interim Statements of Operations:

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS (unaudited)

For the three and nine months ended March 31, 2023 and 2022

Expressed in U.S. Dollars

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2023	2022	2023	2022
	$	$	$	$
Sales	1,033,925	309,585	1,824,496	574,677
Cost of sales	841,414	127,308	1,415,068	280,845
Inventory write-down	-	-	576,772	-
Gross profit (loss)	192,511	182,277	(167,344)	293,832

Operating Expenses
Research and development and patents	878,303	1,753,545	3,108,312	5,781,867
General and administrative	1,412,727	1,915,017	4,438,083	5,124,670
Amortization and depreciation	50,689	53,340	148,786	131,669
Total operating expenses	2,341,719	3,721,902	7,695,181	11,038,206

Other Income (Expense)
Interest and other income	155,497	30,964	343,881	62,389
Foreign exchange gain (loss)	(2,733)	32,996	(79,287)	(48,109)
Loss before income taxes	(1,996,444)	(3,475,665)	(7,597,931)	(10,730,094)

Tax expense	(1,500)	-	(11,300)	-
Net loss for the period	(1,997,944)	(3,475,665)	(7,609,231)	(10,730,094)

Net loss per share for the period
Basic and diluted	(0.60)	(6.14)	(3.53)	(20.13)
Weighted average outstanding common shares
Basic and diluted	3,328,191	566,062	2,156,283	533,070

Table 3: Condensed Consolidated Interim Statements of Cash Flows:

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (unaudited)

For the nine months ended March 31, 2023 and 2022

Expressed in U.S. Dollars

	2023	2022
	$	$
Cash provided by (used in):
Operating Activities
Net loss	(7,609,231)	(10,730,094)
Items not requiring cash:
Amortization and depreciation	148,786	131,669
Share-based compensation	237,675	521,006
Amortization of right-of-use assets	296,239	226,061
Loss on disposal of assets	-	11,355
Change in value of short-term investments	(392)	46
Unrealized foreign exchange loss	2,138	312
Inventory write-down	576,772	-
Bad debts	25,085	-
Changes in operating assets and liabilities:
Inventories	584,151	(933,260)
Prepaids and other currents assets	102,022	(323,653)
Other non-current assets	5,507	6,580
Accounts receivable	(107,357)	(22,535)
Accounts payable and accrued liabilities	(585,341)	(195,125)
Deferred rent	16,171	3,760
Lease obligations	(317,490)	(232,633)
Total cash used in operating activities	(6,625,265)	(11,536,511)

Investing Activities
Cash acquired from acquisition of BayMedica	-	91,566
Payment of acquisition consideration payable	(500,000)	-
Payment of deposit on equipment	(128,198)	-
Purchase of property and equipment	-	(39,108)
Total cash (used in) provided by investing activities	(628,198)	52,458

Financing Activities
Shares issued for cash	12,000,436	12,000,001
Share issuance costs	(1,319,782)	(1,294,247)
Repayment of debt	-	(261,514)
Settlement of debt upon acquisition of subsidiary	-	(425,000)
Total cash provided by financing activities	10,680,654	10,019,240
Increase (decrease) in cash during the period	3,427,191	(1,464,813)
Cash and cash equivalents beginning of the period	6,176,866	7,363,126
Cash and cash equivalents end of the period	9,604,057	5,898,313

About InMed

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: data read out expected in calendar 3Q 2023; being in a better position to evaluate our strategic opportunities for the INM-755 program; being increasingly excited about the data we are seeing in our preclinical ocular and neurodegenerative disease programs where we are researching proprietary cannabinoid analogs in the treatment of various indications; seeing a noticeable increase in awareness, understanding and adoption of rare cannabinoids in the H&W sector; leading companies expanding their product lines to include new formats and formulations using rare cannabinoids; being encouraged by two consecutive periods of significant quarter over quarter revenue growth; continuing to support growth in a fiscally prudent manner; the combination of a pharmaceutical drug development pipeline, together with a revenue generating commercial operation that will be contributing to extending our cash runway making InMed a unique company within the rare cannabinoid space; the net benefit from INM-755 cream will be evaluated within each patient and based on their clinical needs at baseline; advancing preclinical toxicology and having GLP studies planned for calendar 4Q 2023 in advance of human clinical trials planned for 2024; screening a library of new compounds across a spectrum of therapeutic applications including other ocular indications such as Age-related Macular Degeneration (“AMD”) and other similar ‘back-of-the-eye’ diseases; expecting in vivo studies to be completed and a candidate selected for further development in calendar 2Q 2023; the medium- and long-term outlook remains uncertain, sales and marketing efforts will remain focused on products that contribute high margins; having projected cash runway to the middle of fiscal 3Q 2024, depending on how we prioritize our investment into various development activities; expecting our overall gross profit and gross profit margins improving considerably over the coming quarters; all plans for our preclinical and clinical programs; being a global leader in the manufacturing and development and commercialization of rare cannabinoids and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.